Exhibit 99.2

News Release

AMIS Holdings, Inc. Updates First Quarter 2007 Guidance

Pocatello, Idaho – March 13, 2007 – AMIS Holdings, Inc. (NASDAQ: AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today announced updated guidance for first quarter 2007. The Company is reiterating its prior guidance for revenues to be down 4 to 6 percent sequentially and gross margins to be flat to up 50 basis points sequentially. However, the Company now anticipates an increase in operating expenses in the first quarter of 2007 due to a non-recurring bad debt charge attributable to financial difficulties of its major distributor. The Company has provided notification of breach of contract to this distributor, is no longer shipping them product and does not anticipate interruptions to the Company’s business as a result. In addition, the Company expects to record charges related to the previously announced secondary offering, which is expected to be completed in the first quarter of 2007. As a result of these two items, GAAP earnings per share is now expected to be in the range of $0.01 to $0.04 per diluted share. Excluding amortization of acquisition related intangibles, restructuring and impairment charges, stock compensation expense and expenses related to the secondary offering, but including the aforementioned bad debt expense, non-GAAP diluted earnings per share is now expected to be at the low end of the previously guided range of $0.15 to $0.17.

About AMI Semiconductor

AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor

AMI Semiconductor, Inc.

www.amis.com

operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

Forward Looking Statements

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include guidance on first quarter 2007 revenue, gross margin, and GAAP and non-GAAP earnings per share, as well as the anticipated timing of the non-recurring bad debt and secondary offering charges. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include failure to properly execute on the anticipated restructuring plan, failure to operate our manufacturing facilities on a cost-effective basis and in a manner that avoids manufacturing defects and unnecessary scrap, the availability of required capacity at our key subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to successfully integrate the recently-acquired Flextronics, Starkey and NanoAmp businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, exchange rate and hedging risks and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

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Investor Relations Contact:	Media Relations Contact:
Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Tel: 208.234.6045	Tel: 208.234.6890
E-Mail: wade_olsen@amis.com	E-Mail: tamera_drake@amis.com

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